UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252
Bristol, CT 06010
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Debt Settlement and Release Agreement

Recruiter.com Group, Inc. and its subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions, LLC, Recruiter.com Consulting, LLC, VocaWorks, Inc., Recruiter.com Scouted, Inc., Recruiter.com Upsider, Inc., Recruiter.com - OneWire, Inc., (collectively, the “Company”) and Montage Capital II, L.P. (“Montage”) are parties to that certain Loan and Security Agreement dated as of October 19, 2022 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of February 2, 2023, that certain Consent Letter Dated as of March 20, 2023 and that certain Second Amendment to Loan and Security Agreement dated as of August 16, 2023 (collectively, the “Loan Agreement”).

On September 18, 2024, Montage entered into an agreement to sell and assign its rights and obligations under the Loan Agreement, including principal, accrued interest, and any penalties incurred to an individual accredited investor (the “New Noteholder”) for a purchase price of $720,000. Also, on September 18, 2024, the Company repaid the remaining outstanding balance owed to Montage under the Loan Agreement in the amount of $684,552.

On September 19, 2024, the Company and New Noteholder entered into that certain Debt Settlement and Release Agreement (the “Debt Settlement Agreement”), which was approved and ratified by the Company’s Board of Directors. The Debt Settlement Agreement provide for the complete conversion and waiver of any and all remaining amounts due the Loan Agreement, whether principal, interest or penalties, along with the waiver and release of any and all claims against the Company from the New Noteholder in exchange for the issuance of an aggregate of 720,000 shares of Company common stock. The Loan Agreement included approximately $720,000 in remaining principal and interest on the Company’s balance sheet, but Loan Agreement contained additional interest and penalties on such debt. As a result, the Company elected to settle all such claims along with the outstanding principal and interest for the issuance of the agreed upon common stock of the Company. On September 19, 2024, the Company issued the agreed upon 720,000 shares of Company common stock in full satisfaction of the Loan Agreement under the Debt Settlement Agreement including accrued interest and penalties to date, with no other amounts due.

The shares of common stock issued in connection with this conversion have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The issuance does not involve a public offering of securities, as the recipient is familiar with the Company's operations and financial condition, and there is no general solicitation or advertising for the securities issued.

The form of the Debt Settlement Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summaries of the terms of this document is subject to, and qualified in their entirety by, such document, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 24, 2024, Recruiter.com Group, Inc., a Nevada corporation (the "Company" or "Seller"), successfully closed the previously announced transaction with Job Mobz, Inc., a California corporation (“Job Mobz” or "Buyer"). The closing of this transaction follows the terms set forth in the Asset Purchase Agreement dated August 16, 2023.

Final Transaction Details:

1.	Cash Consideration: The Company received a final cash payment of $1,393,430, representing the complete settlement of all cash obligations related to the transaction as outlined in the Purchase Agreement and the Master Referral Agreement.

2.	Allocation of Funds:

o	$1,379,496 was allocated to the closeout of the Master Referral Agreement, fulfilling all obligations under said agreement.

o	$13,934 was allocated towards the acquisition of intellectual property including the website www.recruiter.com and associated assets.

3.	Intellectual Property Transfer: The Company has transferred all rights, titles, and interests in the intellectual property and associated assets to the Buyer, ensuring that all such properties are free of liens, encumbrances, or claims.

4.	Additional Provisions:

o	Access rights to the Recruiter.com trademark will be transferred to the Buyer within forty-five days following the Effective Date.

o	The Recruiter.com domain access will be transferred within three days of the Effective Date.

5.	Joint Venture Agreement Termination Option: The transaction grants Buyer an option to terminate the existing Joint Venture Agreement, with specific terms regarding the termination fees based on the timing of the exercise of this option.

6.	Equity Compensation: The terms for the delayed physical delivery of the "Stock Payment" have been amended to allow a forty-five day extension from the Closing Date, under Section 2.05 of the Purchase Agreement.

This transaction signifies the completion of a portion of the planned strategic repositioning for Recruiter.com Group, Inc., allowing the Company to focus on its core competencies and future growth opportunities while ensuring that all related obligations are met and assets are appropriately transferred.

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Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 24, 2024, the Company issued a press release announcing the closing of the transaction with Job Mobz whereby Job Mobz purchased certain of the Company’s assets. In addition, the Company also announced its repayment of the outstanding senior debt under Loan and Security Agreement originally issued to Montage, which took the form of a cash payment to Montage and conversion of the remaining portion held by the New Noteholder into common stock of the Company. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 8.01 - Other Events

The Company announces that its investor communications channel and website will undergo changes within the next 30 days due to the sale of the company's primary website, www.recruiter.com , to Job Mobz. As a result, modifications will be made to the Company’s investor relations webpage. Updated communication channels will be made available once the transition is complete.

The Company will issue a further update when these changes are finalized. Until then, investors are advised to follow only the filings and press releases made by Recruiter.com Group, Inc. through official sources and avoid relying on information presented at www.recruiter.com (which may now reflect Job Mobz's operations). The Company’s filings and press releases will continue to be listed at https://investors.recruiter.com for a short period, after which a new investor website will be launched and formally announced.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.2*	Form of Debt Settlement and Release Agreement, dated September 19, 2024
99.1	Press release dated September 24, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2024

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings
Chief Financial Officer

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